UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 20, 2026 (February 19, 2026)

COCA COLA CO
(Exact name of Registrant as specified in its charter)

Delaware		001-02217	58-0628465
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Coca-Cola Plaza
Atlanta,	Georgia		30313
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
3.125% Notes Due 2032	KO32	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
3.375% Notes Due 2037	KO37	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange
3.500% Notes Due 2044	KO44	New York Stock Exchange
3.750% Notes Due 2053	KO53	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of     Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced on December 10, 2025, Henrique Braun, currently Executive Vice President and Chief Operating Officer of The Coca-Cola Company (the “Company”), will become Chief Executive Officer of the Company effective as of March 31, 2026. In addition, James Quincey, the Company’s current Chairman of the Board of Directors (the “Board”) and Chief Executive Officer, will continue as Executive Chairman of the Board following Mr. Braun’s appointment to the position of Chief Executive Officer. On February 19, 2026, the Company provided Messrs. Braun and Quincey with letters to confirm their new positions and set forth the primary compensation elements that will be effective commencing March 31, 2026.
Pursuant to Mr. Braun’s letter, his base salary will be $1,450,000 effective as of March 31, 2026. Mr. Braun will continue to be eligible to participate in the Company’s annual and long-term incentive programs, and his target annual incentive will be 200% of his annual base salary. Mr. Braun will continue to be subject to the Company’s share ownership guidelines, and he will receive certain additional benefits described in his letter.
Pursuant to Mr. Quincey’s letter, his base salary will be $1,200,000 effective as of March 31, 2026. Mr. Quincey will continue to be eligible to participate in the Company’s annual and long-term incentive programs, and his target annual incentive will remain 200% of his annual base salary. Mr. Quincey will continue to be subject to the Company’s share ownership guidelines, and he will receive certain additional benefits described in his letter.
The foregoing descriptions are qualified in their entirety by the letters for Messrs. Braun and Quincey, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. Details regarding the Company’s annual and long-term incentive programs are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the 2025 Annual Meeting of Shareowners filed with the Securities and Exchange Commission on March 17, 2025.

Item 9.01(d).    Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Letter, dated February 19, 2026, from the Company to Henrique Braun.
Exhibit 10.2	Letter, dated February 19, 2026, from the Company to James Quincey.
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: February 20, 2026	By:	/s/ Monica Howard Douglas
Monica Howard Douglas Executive Vice President and Global General Counsel